Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-1 of our report dated April 27, 2007, except as to Notes 1 and 7, for which the date is October 26, 2007 and Notes 2 and 3, for which the date is December 12, 2007 relating to the financial statements of SOI Holdings, Inc.(“Successor”), which appear in such Registration Statement. We also consent to the reference to us under the headings “Expert” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Charlotte, North Carolina
December 13, 2007